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                                                                    Exhibit 99.3


                                    FORM OF
                    NOTICE OF GUARANTEED DELIVERY FOR SHARES
                               OF COMMON STOCK OF
                 WESTAR INDUSTRIES, INC.  SUBSCRIBED FOR UNDER
                        THE BASIC SUBSCRIPTION PRIVILEGE
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

          As set forth in the Prospectus under "The Rights Offering -- Guaranteed Delivery Procedures," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Westar Industries, Inc.'s common stock. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:
                        Alpine Fiduciary Services, Inc.

                   BY MAIL, BY HAND OR BY OVERNIGHT COURIER:

                        Alpine Fiduciary Services, Inc.
                 c/o Georgeson Shareholder Communications Inc.
           By Mail:  P.O. Box 2065, South Hackensack, NJ  07606-9974
         By Overnight Courier:  111 Commerce Road, Carlstadt, NJ  07072
           By Hand:  110 Wall Street, 11th floor, New York, NY  10005
                              Attn:  Will Richard

 ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD
                     BE DIRECTED TO THE INFORMATION AGENT,

                   Georgeson Shareholder Communications Inc.:
                             For registered holders
                            Toll free (888) 363-6643
                      For Banks and Brokers (212) 440-9800

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

          Prior to 5:00 p.m., New York City time, on [    ], 2001(the
"Expiration Date"), the member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or
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correspondent in the United States which completes this form must communicate the guarantee, the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising holder and the number of shares subscribed for (under both the Basic Subscription Privilege and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, together with payment in full pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                             GUARANTEE OF DELIVERY

          The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business on the third business day following the date the Subscription Agent receives this Notice of Guaranteed Delivery, of a properly completed and duly executed Subscription Certificate and evidencing the Rights being exercised as indicated herein.

Name of exercising Rights holder: _____________________________

Number of Rights represented by the subscription certificate(s)

to be delivered: _____________________________________

Method of delivery:     Direct to Subscription Agent

____________________________________                ____________________________________
Number of Shares Subscribed for Pursuant to         Number of Shares Subscribed for Pursuant to
 Basic Subscription Privilege                           Over-Subscription Privilege

____________________________________                ____________________________________
Name of Firm                                        Authorized Signature

____________________________________                ____________________________________
Address                                             Title

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
____________________________________           ____________________________________
Zip Code                                       Name (Please Type or Print)
____________________________________           ____________________________________
Contact Name                                   Phone Number

          The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.